Phase 2 CNM-Au8 VISIONARY-MS Trial | Long Term Extension Results

VISIONARY-MS STUDY



Long Term Open-Label Extension (LTE)

Michael Barnett MBBS FRACP PhD[1], Heidi Beadnall MBBS FRACP PhD[1], Alexander Klistorner PhD[1], Robert Sergott MD[2], Benjamin Greenberg MD MHS FANA FAAN CRND[3], Austin Rynders RN[4], Karen S. Ho PhD[4], Jacob Evan[4], Marjan Sepassi PharmD[4], Jeremy Evan PA-C[4], Ryan McBride[4], Kyle McBride[4], Alan Hartford PhD[5], Robert Glanzman MD FAAN[4], Michael Hotchkin[4] for the VISIONARY-MS Investigators
[1] Brain and Mind Centre, University of Sydney, Camperdown, NSW, Australia, [2] Thomas Jefferson University Annesley EyeBrain Center, Philadelphia, PA, USA, [3] UT Southwestern Medical Center, Dallas, TX, USA, [4] Clene Nanomedicine, Inc., Salt Lake City, UT, USA, [5] Instat Clinical Research, Chatham, New Jersey, USA

CNM-Au8 30mg Was Safe and Well-Tolerated. Long-Term Treatment Resulted in Improved Clinical, Functional, and Structural Outcomes with Evidence Supporting Remyelination

Design Overview

Phase 2 Study: 48-Week Double-Blind Placebo-Controlled Treatment Period With Up to 96-Week Long-Term Open Label Extension (LTE) Through Week 144 (Post-Baseline)

- Enrolled stable relapsing remitting MS participants with chronic optic neuropathy on background DMTs (92% treated with DMT; 53% monoclonal antibody infusion, 32% oral)
- n=73 of 150 planned – study ended prematurely due to COVID pandemic-related enrollment challenges
- LTE was offered to participants in Australia; n= 55 were eligible and continued into the LTE

Safety (Primary Endpoint for the LTE Period)

CNM-Au8 treatment was safe and well-tolerated during the LTE

- Treatment emergent adverse events (TEAEs) were transient and predominantly mild-to-moderate
- 6 SAEs were reported over 82.9 years of cumulative participant follow-up including: (2) nephrolithiasis, (1) non-ST elevation myocardial infarction, (1) diverticulitis, (1) neutropenia, and (1) pneumonia; all resolved and were assessed as not related to CNM-Au8 by the investigators
- No dose limiting adverse events; average daily treatment compliance was 94% (bottles consumed/dispensed)
- Most common TEAEs included: upper respiratory tract infection, headache, and urinary tract infection

Most Common TEAEs (From Randomization to End of LTE) in LTE Participants	Total Participants with TEAE	Total TEAEs from Randomization	Events per 100-person exposure years	Poisson 95% CI
Upper Respiratory Tract Infection	31	42	0.079	0.057 – 0.107
Headache	20	24	0.045	0.029 – 0.069
Urinary Tract Infection	11	19	0.036	0.022 – 0.056

Functional Endpoints | Multi-Focal Visual Evoked Potential (mf-VEP) [of the Visual Pathway]

mf-VEP Amplitude (Signal Strength)

Original CNM-Au8



Ex-Placebo to CNM-Au8



mf-VEP Latency (Conduction Velocity) | Core Inner Segments (n=32 of 56)

Original CNM-Au8



Ex-Placebo to CNM-Au8



Clinical Endpoints | LCLA Change Across Eyes (Total Correct Letters)

Original CNM-Au8



Ex-Placebo to CNM-Au8



Up to 38-letter LCLA Increase



Clinical Endpoints | Symbol Digit Modalities Test (SDMT) [Working Memory & Cognition]

Original CNM-Au8



Ex-Placebo to CNM-Au8



Up to 29-point SDMT Increase



Structural Endpoints | MRI DTI T2 Lesion Axial Diffusivity

Cerebrum



Optic Radiation



Structural Endpoints | Ganglion Cell Layer Volume (OCT)

In the Least Damaged Eyes (at Baseline)



In the Most Damaged Eyes (at Baseline)



LTE: MMRM analyses with age, gender, and baseline value as fixed covariates. LS mean difference vs. randomization baseline: # p<0.0001, *** p<0.001, ** p<0.01, *p<0.05, ^ p<0.10. Pre-specified study alpha was set at 0.10. For OCT endpoints the most affected eyes at baseline are defined post hoc as ≤25% percentile distribution at baseline or with inter-eye RNFL difference ≥4 µm or GCL difference of ≥4 µm (worst eye). mITT population included all valid clinical data. OCT and VEP data exclude one visit for one participant with an episode of acute optic neuritis. Acknowledgements: We thank the study participants and their families for their support and willingness to engage in clinical research. We thank the site investigators for their research excellence and dedication to patients. Disclosures: Dr. Greenberg is a consultant to and has equity in Clene. Clene employees have options and/or equity in Clene.

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